Exhibit 5(a)


                       GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta                         Please direct reply to:
 Vice President, Secretary                 Post Office Box 3005
   and General Counsel                     Northbrook, Illinois  60065-3005

                                December 27, 2000


TO:               GLENBROOK LIFE AND ANNUITY COMPANY
                  NORTHBROOK, ILLINOIS  60062

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM S-3 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933
                  FILE NO. 333-____

     With reference to the Registration Statement on Form S-3 filed by Glenbrook Life and Annuity Company (the "Company") with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described in the Registration Statement ("Contracts") I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of December 27, 2000:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus describing the Contracts constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
--------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel